As Filed With the Securities and Exchange Commission on June 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3865930
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Park Plaza

Nashville, Tennessee, 37203

(Address of Principal Executive Offices) (Zip Code)

2020 Stock Incentive Plan for Key Employees of HCA Healthcare, Inc. and Its Affiliates

(Full title of the plan)

John M. Franck II, Esq.

Vice President – Legal and Corporate Secretary

HCA Healthcare, Inc.

One Park Plaza

Nashville, Tennessee 37203

(615) 344-9551

(Name, address and telephone number, including area code, of agent for service)

Copies to:

J. Allen Overby, Esq.

Bass, Berry & Sims PLC

21 Platform Way South, Suite 3500

Nashville, TN 37203

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

HCA Healthcare, Inc. (the “Registrant” or the “Company”) is filing this registration statement (this “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 13,150,000 shares of common stock, $0.01 par value (“Common Stock”), of the Registrant that are authorized for future issuance under the 2020 Stock Incentive Plan for Key Employees of HCA Healthcare, Inc. and Its Affiliates, as amended (the “2020 Stock Plan”). These additional shares of Common Stock have become reserved for issuance as a result of the amendment to the 2020 Stock Plan, effective as of April 24, 2025.

In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Company’s Form S-8 registration statement filed with the United States Securities and Exchange Commission (the “Commission”) on May 1, 2020 (File No. 333-237967).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will provide documents containing the information specified by Part I of this Registration Statement to participants in the 2020 Stock Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. The Registrant is not required to file and is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (SEC File No. 001-11239), filed with the Commission on February 14, 2025;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2025 (SEC File No. 001-11239), filed with the Commission on May 1, 2025;

(3)	The Registrant’s Definitive Proxy Statement for the Annual Meeting of Stockholders held April 24, 2025 (SEC File No. 001-11239), filed with the Commission on March 14, 2025;

(4)

The Registrant’s Current Reports on Form 8-K (SEC File No. 001-11239), filed with the Commission on January  24, 2025 (Item 8.01 only), February  18, 2025, February 20, 2025, February  21, 2025, February 24, 2025, April 25, 2025 (Item 8.01 only), April 29, 2025 and June 10, 2025 (in each case other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein); and

(5)

The description of the Registrant’s common stock, par value $0.01 per share, contained in Registrant’s Registration Statement on Form 8-A, filed with the Commission on March 7, 2011, and including all other amendments and reports filed for the purpose of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 8. Exhibits.

Exhibit Number	Description

4.1*	Amended and Restated Certificate of Incorporation of the Company (restated for SEC filing purposes only).

4.2	Third Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 19, 2022 (File No. 001-11239), and incorporated herein by reference).

4.3	Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (File No. 001-11239), and incorporated herein by reference).

4.4	2020 Stock Incentive Plan for Key Employees of HCA Healthcare, Inc. and its Affiliates (filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed May 1, 2020 (File No. 333-237967), and incorporated herein by reference).

4.5	First Amendment to 2020 Stock Incentive Plan for Key Employees of HCA Healthcare, Inc. and its Affiliates (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 29, 2025 (File No. 001-11239), and incorporated herein by reference).

5.1*	Opinion of Bass, Berry & Sims PLC.

23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 23, 2025.

HCA Healthcare, Inc.

By:	/s/ John M. Franck II
John M. Franck II
Vice President — Legal and Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. Marks, Christopher F. Wyatt and John M. Franck II, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2025

/s/ Michael A. Marks Michael A. Marks	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 23, 2025

/s/ Christopher F. Wyatt Christopher F. Wyatt	Senior Vice President and Controller (Principal Accounting Officer)	June 23, 2025

/s/ Thomas F. Frist III Thomas F. Frist III	Chairman and Director	June 23, 2025

/s/ Robert J. Dennis Robert J. Dennis	Director	June 23, 2025

/s/ Nancy-Ann DeParle Nancy-Ann DeParle	Director	June 23, 2025

/s/ William R. Frist William R. Frist	Director	June 23, 2025

/s/ Hugh F. Johnston Hugh F. Johnston	Director	June 23, 2025

/s/ Michael W. Michelson Michael W. Michelson	Director	June 23, 2025

/s/ Wayne J. Riley, M.D. Wayne J. Riley, M.D.	Director	June 23, 2025

/s/ Andrea B. Smith Andrea B. Smith	Director	June 23, 2025